Exhibit 10.45

SECURITY AGREEMENT

AGREEMENT dated as of the 3rd day of May, 2011 by and between Tangiers Investors, LP, with an address at 402 W Broadway, Suite 400, San Diego, California 92101 (the “Secured Party”) and US Natural Gas Corp, a Florida corporation with an address at 1717 Dr. Martin Luther King Jr. St. N, St. Petersburg, Florida 33704 (the “Grantor”).

W I T N E S S E T H:

WHEREAS, the Grantor and the Secured Party entered into a Convertible Note, dated as of the 3rd day of May, 2011 (the “Note”), a copy of which is annexed hereto and made a part hereof as Exhibit “A”, pursuant to which the Secured Party advanced a loan (the “Loan”) to the Grantor;

WHEREAS, to induce the Secured Party to make the Loan evidenced by the Note, the Grantor has agreed to grant to the Secured Party a lien with respect to a Swab Rig owned by the Grantor with the VIN 1HTSEZWN0LH217154 (the “Collateral”); and

NOW, THEREFORE, in consideration of the mutual covenants of the parties which are hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged;

IT IS AGREED:

1.
Recitals Adopted.  The parties hereby adopt as part of this Security Agreement each of the recitals which is set forth in the WHEREAS clauses and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement.  Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each party to this Agreement.

2.
Security Interest.  To secure the repayment of the Loan pursuant to the Note and the payment and performance by the Grantor of all obligations and liabilities of the Grantor to the Secured Party (the “Obligations”) pursuant to the Note and this Security Agreement (collectively referred to as the “Relevant Agreements”), the Grantor shall and hereby does, as of the date upon which the Grantor acquires the Assets, convey, assign and transfer to the Secured Party a continuing lien upon and security interest in the Collateral.

3.	Representations of the Grantor. The Grantor represents and warrants to the Secured Party that:

A.	Company Status

(i)
The Grantor is a corporation duly organized, validly existing and in good standing under the laws of Florida with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted;

(ii)
Copies of (a) the Articles of Incorporation, and all amendments thereto to date for the Grantor, certified by the Secretary of State of the State of Florida, and (b) the Operating Agreement of the Grantor, as amended to date, are annexed hereto, and made a part hereof, as Exhibits “B” and “C”, respectively, and are complete and correct as of the date of this Security Agreement.

B.	Collateral. The Grantor, is the legal and beneficial owner of the Collateral, free and clear of any liens or encumbrances.

C.
Authority and Due Authorization.  The Grantor has full authority, right, power and legal capacity to enter into this Security Agreement and to consummate the transactions which are provided for herein.  The execution of this Security Agreement by the Grantor, and its delivery to the Secured Party and the consummation by the Grantor of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Grantor’s Board of Directors.  A certified copy of the Board of Directors resolution approving and authorizing this Security Agreement is annexed hereto and made a part hereof as Exhibit “D”.  No consent of any person is necessary in connection with the execution or delivery of this Security Agreement by the Grantor or of the performance by the Grantor of its obligations pursuant to this Security Agreement. No further action shall be necessary on the part of the Grantor for the performance and consummation by the Grantor of the transactions which are contemplated by this Security Agreement.

D.
Compliance with the Law and other Instruments.  The business and operations of the Grantor have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities which affect the Grantor or its properties, assets, businesses or prospects.  The execution, delivery and performance of this Security Agreement does not violate any law or any agreement or undertaking to which the Grantor is a party or by which the Grantor may be bound and shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance, upon any of the Collateral, other than the lien created by this Security Agreement, or cause an acceleration under any arrangement, any security agreement or other instrument to which the Grantor is a party or by which any of the Collateral is bound.  The Grantor has performed in all respects all of its obligations which are, as of the date of this Security Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

E.
Validity.  The security interest granted pursuant to this Security Agreement constitutes a valid and legal security interest in the Collateral for the payment and performance of the Obligations.  The Grantor has executed and delivered to the Secured Party such Division of Motor Vehicles Voluntary Lien Created After Issuance of Original Title Form DMV 84-A, containing the description of Collateral set forth on Exhibit “E” hereto, as the Secured Party has requested with respect to the security interest granted pursuant to this Security Agreement.

F.
Litigation.  There are no legal, administrative, arbitration, or other proceeding or governmental investigation affecting the Grantor or its assets or with respect to any matter arising out of the conduct of the business of the Grantor, or pending or threatened, by or against, the Grantor or any of its officers or directors in connection with the Grantor’s affairs, whether or not covered by insurance.

G.
Complete Disclosure.  No representation or warranty of the Grantor which is contained in this Security Agreement, or in a writing furnished or to be furnished pursuant to this Security Agreement, contains or shall contain any untrue statement of material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading.  There is no fact, known to the Grantor, relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of the Grantor which would materially adversely affect same which has not been disclosed to Secured Party in this Security Agreement.

H.
No Defense.  It shall not be a defense to a suit for damages for any misrepresentation or breach or warranty that the Secured Party knew or had reason to know that any covenant, representation or warranty in this Security Agreement, or furnished or to be furnished to the Secured Party contained untrue statements.

4.
Affirmative Covenants.  Unless and until all of the Obligations of the Grantor have been paid in full, the Grantor shall do all that is necessary to protect the Secured Party’s Security Interest in the Collateral, including but not limited to the following:

A.
Promptly pay and discharge all lawful taxes, assets and governmental charges or levies imposed upon the Grantor or upon its income and profits; or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof;provided however, that the Grantor shall not be required to pay and discharge any such tax, assessment, charge, levy or claim as long as the validity thereof shall be contested in good faith by the Grantor, or where the failure to so pay would not have a material adverse effect on the Grantor;

B.
Promptly notify the Secured Party of the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or non-governmental body including, but not limited to, any court or arbitrator, against or in any way materially affecting any of the Grantor’s properties, assets or business;

C.	Promptly notify the Secured Party of any material change in the Grantor’s business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects;

D.
Promptly notify the Grantor of any default or any event which, with the passage of time or giving of notice or both, would constitute a default under any agreement to which the Grantor is a party or by which the Grantor or any of the Grantor’s properties may be bound;

E.
At all times reasonably maintain, preserve, protect and keep its property used in the conduct of its business in good repair, working order and condition, normal wear and tear excepted, except where the failure to comply would not have a material adverse effect on the Grantor;

F.
To the extent necessary for the operation of its business, keep adequately insured by reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations, except where the failure to obtain insurance would not have a material adverse effect on the Grantor;

G.	Promptly notify the Secured Party of any delay in the Grantor’s performance of any of its obligations to any secured lender and of any assertion of any claims by any secured lender of the Grantor;

H.	Promptly notify the Secured Party of the occurrence of any Event of Default (as defined in Article “7” of this Security Agreement);

I.	Continue to be qualified to do business in any jurisdiction where such qualification is required; and

J.	At all times keep true and correct books, records and accounts.

5.	Negative Covenants. Unless and until all of the Obligations have been paid in full, the Grantor shall not:

A.	Conduct its business in any manner other than in the ordinary course;

B.	Make any change in its Articles of Incorporation or Operating Agreement which will adversely affect the Grantor’s ability to perform the Obligations hereunder;

C.	Declare or pay any dividend or make any other payment or distribution to its stockholders, or purchase or redeem any of its securities;

D.	Sell, liquidate, or otherwise dispose of any of its assets, other than in the ordinary course of business;

E.
Except as consistent with normal business practice and past practice, increase the compensation payable or to become payable by the Grantor to any officer and/or director or any of the immediate family of any officer and/or director including, but not limited to, the following: any spouse, parent, spouse of a parent, mother-in-law, father-in-law, child, spouse of a child, sibling, spouse of a sibling, grandparent, spouse of a grandparent or any issue of the foregoing; and

6.
Right of the Secured Party to Perform.  If the Grantor fails to perform any of its affirmative covenants set forth in Article “4” or breaches any of the negative covenants set forth in Article “5” of this Security Agreement, the Secured Party, after five (5) days prior written notice to the Grantor, may, but shall not be obligated to, cure any such failure to perform or to cure any such breach and take any action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein; and the expenses so incurred in connection therewith shall be payable by the Grantor upon demand, with interest at a rate of two (2.0%) percent.  All sums advanced or paid by the Secured Party pursuant to this Article “6” of this Security Agreement shall be reimbursed by the Grantor to the Secured Party on demand, with interest at the lesser of two (2.0%) percent per month or the highest permissible rate then allowable under the law of the State of New York until paid by the Grantor to the Secured Party, and shall be secured as additional Obligations hereunder.

7.	Default.

A.	Event of Default. The term “Event of Default” as used herein shall mean the occurrence of any one or more of the following events:

(i)	The breach by the Grantor of any of the provisions of this Security Agreement;

(ii)	The filing by the Grantor of a petition in bankruptcy;

(iii)	The making of an assignment by the Grantor for the benefit of its creditors;

(iv)	Consent by the Grantor to the appointment of, or possession by, a custodian for itself or for all or substantially all of its property;

(v)	The filing of a petition in bankruptcy against the Grantor with the consent of the Grantor;

(vi)
The filing of a petition in bankruptcy against the Grantor without the consent of the Grantor, and the failure to have such petition dismissed within ten (10) days from the date upon which such petition is filed;

(vii)
Notwithstanding the ten (10) day provision in Subparagraph “(vi”) of this Paragraph “(A)” of this Article “7” of this Security Agreement, on a petition in bankruptcy filed against Grantor, Grantor is adjudicated bankrupt prior to the expiration of ten (10) days; and

(viii)
The entry by a court of competent jurisdiction of a final non-appealable order, judgment or decree appointing, without the consent of the Grantor, a receiver, trustee or custodian for the Grantor or for all or substantially all of the property or assets of the Grantor.

B.
Rights and Remedies upon Default.   If an Event of Default occurs, the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party holding a security interest under the UCC.  The Secured Party’s rights and remedies, whether pursuant to this Security Agreement, the UCC or any other statute or rule of law conferring rights similar to those conferred by the UCC, shall be cumulative.

8.
Filings.  The Grantor authorizes the Secured Party to execute and file any financing filing statements, including but not limited to a UCC-1, at the Grantor’s expense signed only by the Secured Party as deemed advisable by the Secured Party in the appropriate state or local offices on behalf of the Grantor in connection with this Agreement.  The Grantor will do such reasonable acts and things and deliver or cause to be delivered such other papers as the Secured Party may deem necessary to establish, protect or maintain a valid security interest in the Collateral to secure the obligation, including without limitation, delivery of certificates of title with appropriate assignments or notations.

TheSecured Party shall have all rights and remedies provided for in this Security Agreement or otherwise permitted by law or in equity, including without limitation all of the rights and remedies of a secured party under the applicable Uniform Commercial Code statutes.

9.
Collection Costs.  The Grantor shall pay or otherwise reimburse to the Secured Party all reasonable fees, costs and expenses actually incurred by the Secured Party in the enforcement, administration or collection pursuant to the terms and conditions of this Security Agreement and agrees to pay interest thereupon at the rate of two (2%) percent per month from the date paid or incurred by the Secured Party until such expenses are actually paid by the Grantor.  Such obligation shall be binding upon the Secured Party regardless of whether or not an action has been commenced or is ever commenced.

10.
Termination of Agreement.  This Security Agreement and the security interest created by this Security Agreement shall terminate only when the Grantor has fully satisfied the Obligations, whether at maturity, by acceleration or prepayment, or otherwise.  Upon full satisfaction of the Obligations, the Secured Party shall execute and deliver to the Grantor all such instruments and documents as the Grantor shall reasonably request to confirm and evidence such termination.

11.
Grantor Remains Liable.  The Grantor hereby agrees that any and all of the Secured Party’s rights with respect to the Collateral shall continue unimpaired, and the Grantor shall be and remain obligated in accordance with the terms hereof, notwithstanding the release or substitution of any Collateral at any time, or of any rights or interests therein, or the exercise of any remedies by the Secured Party or any delay, extension of time, renewal, compromise or other indulgence granted by the Secured Party with respect to any of the Obligations.  The Grantor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence and hereby consents to be bound thereby as fully and effectually as if the Grantor had expressly agreed thereto in advance.

12.
Secured Party Not Liable.   Nothing in this Agreement shall be deemed to constitute an assumption or acceptance by the Secured Party of any of the obligations of the Grantor and the Grantor hereby specifically confirms and acknowledges that, the Grantor remains liable for any obligations it may have under or with respect to any of the Collateral and agrees to indemnify the Secured Party and hold the Secured Party harmless against any such liability or obligation.

13.	Miscellaneous.

A.	Headings. The headings contained in this Security Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Security Agreement.

B.
Enforceability.  If any provision which is contained in this Security Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Security Agreement.  Instead, this Security Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

C.
Notices.  Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Grantor:	US Natural Gas Corp
1717 Dr. Martin Luther King Jr. St. N
St. Petersburg, Florida 33704
Attn: Wayne Anderson, President
Fax No.: (727) 824-2881

If to the Secured Party:	Tangiers Investors, LP
402 W Broadway, Ste. 400
San Diego, California 92101
Attn: Michael Sobeck
Fax No.: (619) 566-2011

With a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue
New York, New York 10022
Attn.: Frederick M. Mintz, Esq.
Fax No.: (212) 486-0701

or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If mailing by certified mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent.  If a copy thereof is also mailed by first class mail on the date sent by facsimile, if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

D.
Governing Law. This Security Agreement shall in all respects be construed, governed, applied and enforced under the internal laws of the State of New York without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York.  In the event the Secured Party commences legal action to enforce any of the terms of this Security Agreement, the Grantor shall pay all legal fees and costs incurred by the Secured Party with respect to this Security Agreement.

E.	Assignment. This Security Agreement may not be assigned or transferred by the Grantor.

F.
Entire Agreement.  This Security Agreement and the Convertible Note and the other documents delivered in connection therewith or herewith constitute the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither the Secured Party nor the Grantor makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Security Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

G.
Modification. This Security Agreement may not be amended changed, modified, extended, terminated or discharged orally, but only by an agreement in writing which is signed by both of the parties to this Security Agreement.

H.
Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Security Agreement and the intents and purposes hereof.

I.
Binding Agreement. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

J.
Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Security Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Security Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Security Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other of subsequent breach.

K.
Construction. Each of the Parties hereby acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the drafting of this Security Agreement and shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Security Agreement.

L.
Counterparts. This Security Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

M.	Exhibits. All Exhibits annexed or attached to this Security Agreement are incorporated into this Security Agreement by reference thereto and constitute an integral part of this Security Agreement.

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the day, month and year first written above.

US Natural Gas Corp

By:	/s/
Wayne Anderson, President

Tangiers Investors, LP

By:	/s/
Michael Sobeck, President